UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SKY QUARRY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SKY QUARRY INC.

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT

FOR OUR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 18, 2026

This proxy statement supplement (the “Supplement”) dated September 4, 2026 supplements, and should be read in conjunction with, the Proxy Statement of Sky Quarry Inc., a Delaware corporation (the “Company”), dated August 5, 2026 (the “Proxy Statement”).

Engagement of Proxy Solicitor

Subsequent to filing the Proxy Statement for the Company’s 2026 Special Meeting of Stockholders to be held on Friday, September 18, 2026, the Company retained Laurel Hill Advisory Group, LLC (“Laurel Hill”), an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. The Company has agreed to pay Laurel Hill a fee of $12,000, plus costs and expenses, for these services. The Company has paid and will pay other costs of soliciting votes in connection with the Proxy Statement. Stockholders may reach Laurel Hill at 888-742-1305.

Important Information

The Company has filed the definitive Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for its 2026 Special Meeting of Stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2026 Special Meeting, as supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.